Elevation Series Trust 485BPOS

Exhibit 99.(h)(12)

January 7, 2026

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

1 Congress Street

Boston, MA 02114

Re:	TrueShares Equity Hedge ETF (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of September 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Transfer Agent for the new Fund under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirm, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Elevation Series Trust
on behalf of:

TrueShares Equity Hedge ETF

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director	, Duly Authorized
Effective Date: September 19, 2025

Information Classification: Limited Access\

Exhibit A

Appendix A

SRH U.S. Quality GARP ETF

Sovereign’s Capital Flourish Fund

SRH REIT Covered Call ETF

TrueShares Quarterly Bull Hedge ETF

TrueShares Quarterly Bear Hedge ETF

Clough Hedged Equity ETF

Clough Select Equity ETF

RiverNorth Active Income ETF

Clough Short Duration ETF

Clough Flexible Income ETF

TrueShares Seasonality Laddered Buffered ETF

The Opal International Dividend Income ETF

TrueShares Structured Outcome (January) ETF

TrueShares Structured Outcome (February) ETF

TrueShares Structured Outcome (March) ETF

TrueShares Structured Outcome (April) ETF

TrueShares Structured Outcome (May) ETF

TrueShares Structured Outcome (June) ETF

TrueShares Structured Outcome (July) ETF

TrueShares Structured Outcome (August) ETF

TrueShares Structured Outcome (September) ETF

TrueShares Structured Outcome (October) ETF

TrueShares Structured Outcome (November) ETF

TrueShares Structured Outcome (December) ETF

RiverNorth Patriot ETF

RiverNorth Enhanced Pre-Merger SPAC ETF

Information Classification: Limited Access

EXHIBIT A

RiverNorth Opal Dividend Income ETF

TrueShares Technology, AI, & Deep Learning ETF

TrueShares Active Yield ETF

TrueShares Eagle Global Renewable Energy Income ETF

TrueShares ConVex Protect ETF

NPF Core Equity ETF

TrueShares S&P Autocallable Defensive Income ETF

TrueShares S&P Autocallable High Income High ETF

Information Classification: Limited Access